Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated December 21, 2006, except for Note 14 which is dated April 16, 2007, relating to the financial statements of Solar Enertech as of September 30, 2006, and for the year then ended and for the period from July 7, 2004 (inception) through to September 30, 2006. We also consent to the reference to us as Experts in this Registration Statement on Form SB-2.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
June 13, 2007